Exhibit 1.1
EXECUTION COPY
$500,000,000
HANESBRANDS INC.
8.00% Senior Notes due 2016
Underwriting Agreement
December 3, 2009
J.P. Morgan Securities Inc.
As Representative of the
several Underwriters listed
in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Ladies and Gentlemen:
     Hanesbrands Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $500,000,000 principal amount of its 8.00% Senior Notes due 2016 (the “Securities”). The Securities will be issued pursuant to an Indenture dated as of August 1, 2008 (the “Base Indenture”), as supplemented by a Supplemental Indenture (herein so called) of even date therewith (the Base Indenture, as supplemented, being called the “Indenture”) among the Company, the guarantors listed in Schedule 2 hereto (the “Guarantors”) and Branch Banking and Trust Company, as trustee (the “Trustee”), and will be guaranteed on an unsecured senior basis by each of the Guarantors (the “Guarantees”). The Indenture is unlimited in aggregate principal amount, although the issuance of Securities in this offering is limited to $500.0 million. The Company may issue an unlimited principal amount of additional securities having identical terms and conditions as the Securities (the “Additional Securities”). Any Additional Securities will be part of the same series of the Securities that the Company is currently offering and holders of any Additional Securities will vote on all matters with holders of the Securities.
     The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:
     1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-152733), including a prospectus, relating to the Securities. Such registration statement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the base prospectus included in such registration statement (and any amendments thereto), the prospectus supplement filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act on November 30, 2009 and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
     At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated November 30, 2009, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.
     2. Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 96.436% of the principal amount thereof plus accrued interest, if any, from December 10, 2009 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.
     (b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.
     (c) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on December 10, 2009, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.
     (d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the Trustee, as custodian for The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 12:00 P.M., New York City time, on the business day prior to the Closing Date.
     (e) The Company and the Guarantors acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Underwriters of the Company, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Guarantors. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
     3. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to each Underwriter that:
     (a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.
     (b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.
     (c) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.
     (d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.
     (e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (f) Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Time of Sale Information and the Prospectus.
     (g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration

Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock (except as a result of exercises of outstanding stock options, vesting of restricted stock units and transactions pursuant to the Company’s employee stock purchase plan, not to exceed 50,000 shares of common stock of the Company in the aggregate) or long-term debt of the Company or any of its subsidiaries (except for ordinary course borrowings under the revolving credit facility and the accounts receivable securitization facility in the aggregate amount no to exceed $10.0 million), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.
     (h) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company or the Guarantors of their obligations under the Securities and the Guarantees, respectively (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Annual Report on Form 10-K for the fiscal year ended January 3, 2009, other than Hanesbrands UK Limited, a company formed under the laws of the United Kingdom, and Hanesbrands Australia Pty Limited, a company formed under the laws of Australia, both of which were formed after January 3, 2009.
     (i) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and shares held by other persons to satisfy applicable legal requirements, as could not reasonably be expected to result in a Material Adverse Effect) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party other than liens, encumbrances or other restrictions pursuant to the Existing Credit Facilities (as such term is defined in the Time of Sale Information) or any lien, encumbrance or other restrictions with respect to any foreign subsidiary which would not reasonably be expected, individually or in aggregate, to result in a Material Adverse Effect. For the purpose of this Agreement, “subsidiary” means, with respect to any person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding voting stock is owned, directly or indirectly, by such person and one or more other subsidiaries of such person.
     (j) Due Authorization. The Company and each of the Guarantors have full right power and authority to execute and deliver this Agreement, the Securities and the Base Indenture and the First Supplemental Indenture (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents to which the Company and each of the Guarantors is a party and the consummation of the transactions contemplated thereby has been duly and validly taken.
     (k) The Indenture. Each of the Base Indenture and the Supplemental Indenture has been duly authorized by the Company and each of the Guarantors and upon effectiveness of the Registration Statement the Indenture was or will have been duly qualified under the Trust Indenture Act and, when each of the Base Indenture and the Supplemental Indenture have been duly executed and delivered in accordance with its terms by each of the parties thereto, the Indenture will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).
     (l) The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

     (m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.
     (n) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.
     (o) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
     (p) No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.
     (q) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.
     (r) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.
     (s) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
     (t) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) exist pursuant to the Existing Credit Facilities; or (iii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     (u) Title to Intellectual Property. Except as could not reasonably be expected, individually or in aggregate, to have a Material Adverse Effect, the Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trade secrets, trademark registrations, service mark registrations, copyrights, licenses and know-how necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict with any such rights of others, except those that (i) exist pursuant to the Existing Credit Facilities or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others and the Company’s or its subsidiaries’ intellectual property rights are not being infringed by third parties.
     (v) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.
     (w) Investment Company Act. Neither the Company nor any of its subsidiaries is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).
     (x) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes (except for any such taxes that are currently being contested in good faith and with respect to which adequate reserves have been established in accordance with generally accepted accounting principles) and filed all tax returns required to be paid or filed through the date hereof, except in any case in which the failure so to pay such taxes or file such returns would not reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.
     (y) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.
     (z) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and each of the Guarantors, is contemplated or threatened and neither the Company nor any Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or the Company’s subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect.
     (aa) Compliance With Environmental Laws. (i) The Company and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in each of the Time of Sale Information and the Prospectus, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.
     (bb) Compliance With ERISA. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus or as would not reasonably be expected, individually or in aggregate, to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption or transactions that have previously been corrected in accordance with applicable correction procedures; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) to the best knowledge of the Company, no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred for which notice to the PBGC either has been waived or has been provided; and (v) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default or pursuant to the agreement with the PBGC dated September 8, 2009) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).
     (cc) Disclosure Controls. The Company and its subsidiaries, on a consolidated basis, maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
     (dd) Accounting Controls. The Company and its subsidiaries, on a consolidated basis, maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls, on a consolidated basis.
     (ee) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.
     (ff) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (gg) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (hh) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (ii) Solvency. On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Registration Statement, the Time of Sale Information and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the

Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.
     (jj) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except for restrictions permitted under the indenture governing the Company’s existing floating rate Senior Notes due 2014.
     (kk) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
     (ll) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.
     (mm) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     (nn) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
     (oo) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (pp) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

     (qq) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (rr) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.
     4. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenant and agree with each Underwriter that:
     (a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.
     (b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.
     (c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects prior to such filing.
     (d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
     (e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.
     (f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.
     (g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (h) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.
     (i) Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, the Company will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.
     (j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds”.
     (k) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     (l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
     5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:
     (a) It has not and will not use, authorize use of, refer to, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company.
     (b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
     6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:
     (a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.
     (b) Representations and Warranties. The representations and warranties of the Company and each of the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and each of the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
     (c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).
     (d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the

Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
     (e) Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of each Guarantor who has specific knowledge of the Company’s or such Guarantor’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) or 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.
     (f) Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained and incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.
     (g) Opinions & Certificate of Counsel for the Company. Each of (i) Kirkland & Ellis LLP, counsel for the Company, (ii) Hogan & Hartson LLP, special Colorado counsel for the Company, and (iii) Venable LLP, special Maryland counsel for the Company, shall have furnished to the Representative, at the request of the Company, their respective written opinions, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-1, A-2 and A-3 hereto, respectively. Joia M. Johnson, General Counsel of the Company, shall have furnished to the Representative a certificate to the effect set forth in Annex A-4 hereto.
     (h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.
     (j) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
     (k) Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.
     (l) New Credit Facilities. Concurrently with or prior to the Closing Date, (a) the Company shall have entered into the New Senior Secured Credit Facilities consistent in all material respects with the terms described in the Time of Sale Information; and (b) the Representative shall have received conformed counterparts thereof and all other documents and agreements entered into and received thereunder in connection with the closing of the New Senior Secured Credit Facilities, including, but not limited to security and collateral agreements, each in forms and substance reasonably satisfactory to the Representative; provided that if the credit agreement governing the New Senior Secured Credit Facilities is not signed, the Representative may not waive the condition described in clause (a) of this Section 6(l) without the Company’s consent.
     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
     7. Indemnification and Contribution.
     (a) Indemnification of the Underwriters. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.
     (b) Indemnification of the Company and the Guarantors. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors, their respective officers who signed the Registration Statement and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any and all losses, claims, damages or liabilities (or actions and proceedings in respect thereof) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting”, the information contained in the third and fourth sentences of the fifth paragraph under the caption “Underwriting” and the information contained in the ninth paragraph under the caption “Underwriting.
     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 7 that the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying

Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, the Guarantors, their respective directors, their respective officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters on the other in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) Limitation on Liability. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
     (f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
     8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     9. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over the counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any material disruption in securities settlement and clearance services or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
     10. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-

defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.
     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
     (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.
     11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer

Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters subject to a maximum amount of $10,000); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; and (ix) all expenses incurred by the Company (but not the Underwriters) in connection with any “road show” presentation to potential investors.
     (b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
     13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.
     14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
     15. Miscellaneous. (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the

Underwriters, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Underwriters.
     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: (212) 270-1063); Attention: Lauren Camp. Notices to the Company shall be given to it at Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105 (fax: (336) 714-3638), Attention: Joia M. Johnson, General Counsel, with a copy to Gerald T. Nowak, P.C., Kirkland & Ellis LLP, 300 North LaSalle Street, Chicago, IL 60654 (fax: (312) 862-2200).
     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, HANESBRANDS INC.
By	/s/ E. Lee Wyatt Jr.
	Name:	E. Lee Wyatt Jr.
	Title:	Executive Vice President, Chief Financial Officer

On behalf of each of the Guarantors listed below:

BA INTERNATIONAL, L.L.C.
CARIBESOCK, INC.
CARIBETEX, INC.
CASA INTERNATIONAL, LLC
CEIBENA DEL, INC.
HANES MENSWEAR, LLC
HANES PUERTO RICO, INC.
HANESBRANDS DIRECT, LLC
HANESBRANDS DISTRIBUTION, INC.
HBI BRANDED APPAREL ENTERPRISES, LLC
HBI BRANDED APPAREL LIMITED, INC.
HBI INTERNATIONAL, LLC
HBI SOURCING, LLC
INNER SELF LLC
JASPER-COSTA RICA, L.L.C.
PLAYTEX DORADO, LLC
PLAYTEX INDUSTRIES, INC.
SEAMLESS TEXTILES, LLC
UPCR, INC.
UPEL, INC.

By	/s/ Richard D. Moss
	Name:	Richard D. Moss
	Title:	Treasurer

Accepted: December 3, 2009 J.P. MORGAN SECURITIES INC. For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.
By	/s/ David A. Dwyer
Name: David A. Dwyer
Title: Executive Director

Schedule 1

Underwriter	Principal Amount

J.P. Morgan Securities Inc.	$137,500,000
Banc of America Securities LLC	100,000,000
HSBC Securities (USA) Inc.	100,000,000
Goldman, Sachs & Co.	75,000,000
Barclays Capital Inc.	50,000,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	12,500,000
PNC Capital Markets LLC	12,500,000
RBC Capital Markets Corporation	12,500,000
Total	$500,000,000
S-1-1

Schedule 2
Guarantors
BA International, L.L.C.
Caribesock, Inc.
Caribetex, Inc.
CASA International, LLC
Ceibena Del, Inc.
Hanes Menswear, LLC
Hanes Puerto Rico, Inc.
Hanesbrands Direct, LLC
Hanesbrands Distribution, Inc.
HBI Branded Apparel Enterprises, LLC
HBI Branded Apparel Limited, Inc.
HbI International, LLC
HBI Sourcing, LLC
Inner Self LLC
Jasper-Costa Rica, L.L.C.
Playtex Dorado, LLC
Playtex Industries, Inc.
Seamless Textiles, LLC
UPCR, Inc.
UPEL, Inc.
S-2-1

Annex A-1
Form of Opinion of Kirkland & Ellis LLP

December 10, 2009
J.P. Morgan Securities Inc.
     and the other several underwriters
     named in Schedule A hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017
Re:	Offering of $500,000,000 aggregate principal amount of 8.000% Senior Notes due 2016 of Hanesbrands Inc.
Ladies and Gentlemen:
     We are issuing this letter in our capacity as special counsel for Hanesbrands Inc., a Maryland corporation (the “Company”), and the Guarantors (as defined below) with respect to the matters described herein. This letter is being delivered in response to the requirement in Section 6(g) of the Underwriting Agreement, dated December 3, 2009 (the “Underwriting Agreement”), among the Company, the guarantors listed on Schedule B hereto (the “Guarantors”) and J.P. Morgan Securities, Inc., as representative of the several Underwriters named in Schedule A hereto (collectively, “you” or the “Underwriters”) relating to the sale by the Company to the Underwriters of $500,000,000 aggregate principal amount of the Company’s 8.000% Senior Notes due 2016 (the “Notes”) to be issued under the Indenture, dated as of August 1, 2008 (the “Base Indenture”), between the Company and Branch Banking and Trust Company, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture thereto dated as of the date hereof among the Company, the Guarantors and the Trustee (together with the Base Indenture, the “Indenture”). The Notes are expected to be guaranteed pursuant to the guarantees to be issued by the Guarantors on the date hereof pursuant to the terms of the Indenture (the “Guarantees,” and together with the Notes, the “Securities”).
     In connection with the preparation of this letter, we have among other things read:
(a)	the registration statement, including the Incorporated Documents (as defined below), (the “Registration Statement”) on Form S-3ASR (Registration No. 333-152733) filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 1, 2008 for the purpose of registering the offering of the Securities under the Securities Act of 1933, as amended (the “Securities Act”);

(b)	the Company’s base prospectus, dated August 1, 2008, as supplemented by the Company’s preliminary prospectus supplement, dated as of November 30, 2009, filed by the Company pursuant to Rule 424(b) of the Commission, relating to the offering and sale of the Securities, as supplemented or amended by the Free Writing Prospectus dated December 3, 2009, containing, among other things, certain pricing and other terms of the Notes, and the Incorporated Documents (collectively, the “Time of Sale Information”);

(c)	the Company’s base prospectus, dated August 1, 2008, as supplemented by the Company’s final prospectus supplement, dated December 3, 2009, relating to the offering and sale of the Securities (the “Prospectus”);

(d)	the documents specifically incorporated by reference or deemed to be incorporated by reference in the Time of Sale Information, the Registration Statement and the Prospectus (together, the “Incorporated Documents”);

(e)	an executed copy of the Underwriting Agreement;

(f)	an executed copy of the Indenture;

(g)	the executed Notes and the executed Guarantees;

(h)	certified copies of the certificates of incorporation, certificates of formation, by-laws, limited liability company agreements or operating agreements of the entities identified in Schedule B, as applicable (the “Organizing Documents”);

(i)	a certified copy of resolutions adopted by the members and the management committee, manager, management board or boards of directors, as the case may be, of the Company and each of the Guarantors relating to the offering, sale and issuance of the Securities;

(j)	certificates of good standing, with respect to the Company and each of the Guarantors, as supplemented by electronic bringdowns thereof dated the date hereof;

(k)	the certificate of Joia M. Johnson, Secretary of the Company, dated the date hereof, including all exhibits thereto;

(l)	the certificate of Richard Moss, Treasurer of the Company, dated the date hereof, furnished to the Underwriters pursuant to Section 6(e) of the Underwriting Agreement;

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(m)	copies of all certificates and other documents delivered in connection with the sale of the Securities on the date hereof and the consummation of the other transactions contemplated by the Underwriting Agreement;

(n)	copies of the documents listed on Schedule C hereto; and

(o)	such other records, certificates and documents as we have deemed necessary or appropriate in order to deliver the advice set forth herein.
     The Underwriting Agreement, the Indenture, and the Securities, are collectively referred to herein as the “Transaction Documents.”
     Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter, we advise you that:
1.	Each of the Guarantors is a corporation or limited liability company existing and in good standing under the relevant law of its state of incorporation or formation, as the case may be, and as set forth on Schedule B. The Company is in good standing under the jurisdictions set forth on Schedule D.

2.	Each of the Guarantors has full corporate power or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Time of Sale Information and the Prospectus.

3.	The Underwriting Agreement has been duly authorized, executed and delivered by each of the Guarantors and duly executed and delivered by the Company.

4.	The Indenture has been duly authorized, executed and delivered by each of the Guarantors and duly executed and delivered by the Company and, assuming due authorization by the Company, and due authorization, execution and delivery by the Trustee, the Indenture is a valid and binding obligation of the Company and each of the Guarantors and is enforceable against the Company and each of the Guarantors in accordance with its terms.

5.	The Notes have been duly executed and delivered by the Company and, when paid for by the Underwriters in accordance with the Underwriting Agreement (assuming the due authorization of the Indenture by the Trustee and the Company and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), the Notes will constitute valid and binding obligations of the Company, and will be enforceable against the Company in accordance with their terms.

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6.	The Guarantees have been duly authorized by each of the Guarantors and, when the Notes are issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, will constitute the legal, valid and binding obligations of each of the Guarantors enforceable against each of the Guarantors in accordance with their terms.

7.	The statements in the Time of Information and the Prospectus under the headings “Description of Notes” and “Description of Other Indebtedness” insofar as such statements purport to summarize terms of the Securities, the Indenture or other documents referred to therein, are correct in all material respects.

8.	The Company and each of the Guarantors, as applicable, is not required to obtain any consent, approval, authorization or other order of, or registration or filing with, any court or other governmental, administrative or regulatory authority or agency under any Specified Law for the Company’s and each of the Guarantor’s execution, delivery and performance of the Transaction Documents, except (A) as have already been obtained or made and are in full force and effect and (B) as required under applicable state securities or blue sky laws, or the rules and regulations of the Financial Industry Regulatory Authority, Inc.

9.	The execution and delivery of the Transaction Documents by the Company and the Guarantors and the performance by the Company and the Guarantors of their respective obligations thereunder do not and will not (i) result in any violation of any Specified Law, (ii) constitute a violation, or result in a breach or default, under any existing obligation of the Company or its Subsidiaries under any provision of any Specified Contract (provided that we express no opinion as to compliance with any financial test or cross-default provision in any such Specified Contract), or (iii) conflict or violate any of the terms or provisions of the Certificate of Incorporation or By-Laws of the Company or any of the Guarantors.

10.	None of the Company or any of the Guarantors is, and after giving effect to the application of proceeds as set forth under “Use of Proceeds” in the Time of Sale Information and the Prospectus, will be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

11.	The Registration Statement, at the time it became effective, and the Prospectus, as of its date, appeared on their faces to have complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except that in each case we do not express any opinion as to any financial statements, financial and accounting data, or supporting schedules (or any notes to any such statements or schedules) or other financial or

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statistical information derived therefrom in (or omitted from) the Registration Statement or the Prospectus.
     Assuming the accuracy of the representations and warranties of the Company set forth in the Underwriting Agreement, (i) the Registration Statement became effective upon filing with the Commission pursuant to Rule 462 of the Securities Act; and (ii) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended. We have been orally advised by the staff of the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act. To the best of our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission. Any required filing of the Prospectus by the Company pursuant to Rule 424(b) of the Securities Act has been made in the manner and within the time period required by such rule.
     Except as described above, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based.
     Each opinion (an “enforceability opinion”) in this letter that any particular contract is a valid and binding obligation or is enforceable in accordance with its terms is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability, including statutes of limitations. “General principles of equity” include but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our view prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion. To the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Transaction Documents, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations.
     We have assumed for purposes of this letter: each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is

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authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that each such document was duly authorized, executed and delivered (other than with respect to the authorization by the Guarantors and execution and delivery by the Company and the Guarantors) and each constitutes a valid and binding obligation of each party to that document (other than the Company and the Guarantors) and that each such party (other than the Company and the Guarantors) has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement; and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the advice provided in this letter.
     Whenever this letter provides advice about (or based upon) our knowledge of any particular information or about any information which has or has not come to our attention such advice is based entirely on the actual knowledge obtained in acting as legal counsel to the Company at the time this letter is delivered on the date it bears by the following lawyers currently with Kirkland & Ellis LLP (after consultation with such attorneys of the firm as we deemed appropriate) who have represented the Company in connection with (i) the offering contemplated by the Time of Sale Information and the Prospectus, (ii) the Transactions (as such term is defined in the Time of Sale Information) and (iii) any prior offerings of securities of the Company: Gerald T. Nowak, P.C., Linda K. Myers, P.C., Theodore A. Peto, Amy Peters, Maureen Dixon, Michael Chu, J. Terence Patterson and Shelia Kang.
     In preparing this letter we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Underwriting Agreement and other documents specifically identified at the beginning of this letter as having been read by us; (iii) factual information provided to us by the Company or its representatives; and (iv) factual information we have obtained from such other sources as we have deemed appropriate. We have also, without conducting any research or investigation with respect thereto, relied upon the opinion of Venable LLP for certain matters of Maryland law, and upon the opinion of Hogan & Hartson LLP for certain matters of Colorado law. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of numbered paragraph 1, we have relied exclusively upon certificates issued by governmental authorities in the relevant jurisdiction and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by those certificates. We have made other assumptions which we have deemed appropriate for this letter.
     Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware, or the federal law of the United States to the extent specifically referred to herein (the “Specified Laws”), and represents our

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view as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. In our view, New York state courts would apply New York state law to resolve state law issues arising under the Transaction Documents. We express no view as to what law might be applied by any other courts to resolve any issue addressed by our letter and we express no view as to whether any relevant difference exists between the laws upon which our advice is based and any other laws which may actually be applied to resolve issues which may arise under the Transaction Documents. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.
     None of the advice contained in this letter considers or covers: (i) any state securities (or “blue sky”) laws or regulations, (ii) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial information set forth in (or omitted from) the Preliminary Prospectus and the Prospectus or (iii) any rules and regulations of the Financial Industry Regulatory Authority, Inc. This letter does not cover any other laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Underwriting Agreement.
     This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent advice.
     This letter is being furnished to you solely in your capacity as underwriters in connection with the sale of the Securities to you pursuant to and as contemplated by the Underwriting Agreement and may only be relied upon by you in your capacity as such. Without our written consent: (i) no person (including, without limitation, subsequent purchasers of the Securities) other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statements, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.
Sincerely,
KIRKLAND & ELLIS LLP

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Schedule A
Underwriters
J.P. Morgan Securities Inc.
Banc of America Securities LLC
HSBC Securities (USA) Inc.
Goldman, Sachs & Co.
Barclays Capital Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, LLC
PNC Capital Markets LLC
RBC Capital Markets Corporation

Schedule B

Jurisdiction of
Name of Guarantor	Formation/Incorporation
BA International, L.L.C.	Delaware
Caribesock, Inc.	Delaware
Caribetex, Inc.	Delaware
CASA International, LLC	Delaware
Ceibena Del, Inc.	Delaware
Hanes Menswear, LLC	Delaware
Hanes Puerto Rico, Inc.	Delaware
Hanesbrands Distribution, Inc.	Delaware
HBI Branded Apparel Limited, Inc.	Delaware
HBI Branded Apparel Enterprises, LLC	Delaware
HbI International, LLC	Delaware
HBI Sourcing, LLC	Delaware
Inner Self LLC	Delaware
Jasper-Costa Rica, L.L.C.	Delaware
Playtex Dorado, LLC	Delaware
Playtex Industries, Inc.	Delaware
Seamless Textiles, LLC	Delaware
UPCR, Inc.	Delaware
UPEL, Inc.	Delaware

Schedule C
Company’s Material Contracts
1.	Rights Agreement, dated as of September 1, 2006, between Hanesbrands Inc. and Computershare Trust Company, N.A.

2.	Form of Rights Certificate, pursuant to the Rights Agreement, dated as of September 1, 2006, between Hanesbrands Inc. and Computershare Trust Company, N.A.

3.	Master Separation Agreement, dated as of August 31, 2006, between Sara Lee Corporation and Hanesbrands Inc.

4.	Tax Sharing Agreement, dated as of August 31, 2006, by and among Sara Lee Corporation and its Affiliates and Hanesbrands Inc. and its Affiliates

5.	Employee Matters Agreement, dated as of August 31, 2006, between Sara Lee Corporation and Hanesbrands Inc.

6.	Master Transition Services Agreement, dated as of August 31, 2006, between Sara Lee Corporation and Hanesbrands Inc.

7.	Real Estate Matters Agreement, dated as of August 31, 2006, between Sara Lee Corporation and Hanesbrands Inc.

8.	Indemnification and Insurance Matters Agreement, dated as of August 31, 2006, between Sara Lee Corporation and Hanesbrands Inc.

9.	Intellectual Property Matters Agreement, dated as of August 31, 2006, between Sara Lee Corporation and Hanesbrands Inc.

10.	Indenture, dated as of December 14, 2006, among Hanesbrands Inc., certain subsidiaries of Hanesbrands Inc., and Branch Banking and Trust Company, as Trustee.

11.	First Lien Credit Agreement dated September 5, 2006 (the “Senior Secured Credit Facility”) among the Company the various financial institutions and other persons from time to time party thereto, HSBC Bank USA, National Association, LaSalle Bank National Association, Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., Citicorp USA, Inc. and Citibank, N.A., as amended through the date of this opinion letter.

12.	Second Lien Credit Agreement dated September 5, 2006 (the “Second Lien Credit Agreement”) among HBI Branded Apparel Limited, Inc., Hanesbrands Inc., the various financial institutions and other persons from time to time party thereto, HSBC Bank USA, National Association, LaSalle Bank National Association, Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., Citicorp USA, Inc. and Citibank, N.A., as amended through the date of this opinion letter.

13.	Receivables Purchase Agreement dated as of November 27, 2007 among HBI Receivables LLC and the Registrant, JPMorgan Chase Bank, N.A., HSBC Bank USA, National Association, Falcon Asset Securitization Company LLC, Bryant Park Funding LLC, and HSBC Securities (USA) Inc., as amended through the date of this opinion letter.
14.	Amended and Restated Credit Agreement, dated on or about December 10, 2009, among the Company as borrower, the various financial institutions and other persons from time to time party thereto as lenders, Barclays Bank PLC and Goldman Sachs Credit Partners L.P., as the co-documentation agents, Bank of America, N.A. and HSBC Securities (USA) Inc., as the co-syndication agents, JPMorgan Chase Bank, N.A., as the administrative agent and the collateral agent, and JPMorgan Securities Inc., Banc of America Securities LLC, HSBC Securities (USA) Inc. and Barclays Capital, as the joint lead arrangers and joint bookrunners.

Schedule D
Company’s Jurisdictions of Good Standing
Alaska
Alabama
Arkansas
Arizona
California
Colorado
Connecticut
District of Columbia
Delaware
Florida
Georgia
Hawaii
Iowa
Idaho
Illinois
Indiana
Kansas
Kentucky
Lousiana
Massachusetts
Maryland
Maine
Michigan
Minnesota
Missouri
Mississippi
Montana
North Carolina
North Dakota
Nebraska
New Hampshire
New Jersey
New Mexico
New York
Nevada
Ohio
Oklahoma
Oregon

Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Virginia
Vermont
Washington
Wisconsin
West Virginia
Wyoming

Annex A-2
     Form of Opinion of Hogan & Hartson LLP, Special Colorado Counsel to the Company

Hogan & Hartson LLP
One Tabor Center, Suite 1500
1200 Seventeenth Street
Denver, CO 80202
+1.303.899.7300 Tel
+1.303.899.7333 Fax

www.hhlaw.com
December 10, 2009
J.P. Morgan Securities Inc.
   and the other several Underwriters Listed
   in Schedule 1 to the Underwriting Agreement
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Ladies and Gentlemen:
     We are acting as special Colorado counsel to Hanesbrands Direct, LLC, a Colorado limited liability company (the “Colorado Guarantor”), in connection with the issuance and sale pursuant to Indenture, dated as of August 1, 2008 (the “Base Indenture”), as supplemented by the Supplemental Indenture, dated as of December 10, 2009 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”) among Hanesbrands Inc., a Maryland corporation (the “Issuer”), the Colorado Guarantor and the other guarantors named therein, and Branch Banking and Trust Company, as trustee (the “Trustee”), of $500,000,000 in aggregate principal amount of the Issuer’s 8.00% Senior Notes due 2016 (the “Notes”), guaranteed as to payment of principal, premium, if any, and interest on the Notes on an unsecured senior basis by the Colorado Guarantor (the “Colorado Guarantee”) and certain other guarantors (such guarantees together with the Colorado Guarantee, the “Guarantees”), and the sale of the Notes pursuant to an Underwriting Agreement, dated as of December 3, 2009 (the “Agreement”) among the Issuer, you (collectively with the other underwriters named therein, the “Underwriters”), the Colorado Guarantor and the other guarantors named therein. This opinion letter is furnished to you pursuant to the requirements set forth in Section 6(g) of the Agreement in connection with the closing thereunder on the date hereof. Capitalized terms used herein that are defined in the Agreement shall have the meanings set forth in the Agreement, unless otherwise defined herein
     For purposes of the opinions, which are set forth in paragraphs (a) through (f) below (the “Opinions”), and the other statements made in this letter, we have examined copies of the documents listed on Schedule 1 attached hereto (the “Documents”). We believe the Documents

J.P. Morgan Securities Inc. et. al
December 10, 2009

provide an appropriate basis on which to render the opinions hereinafter expressed. The Agreement and the Indenture are hereafter referred to collectively as the “Transaction Documents.”
     In our examination of the Transaction Documents and the other Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). As to all matters of fact relevant to the Opinions and other statements made herein, we have relied on the representations and statements of fact made in the Documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Documents. The Opinions are given, and other statements are made, in the context of the foregoing.
     As used in this opinion letter, the phrase “to our knowledge” means the actual knowledge (that is, the conscious awareness of facts or other information) of lawyers currently in the firm who have given substantive legal attention to representation of the Colorado Guarantor.
     For purposes of this opinion letter, we have assumed that (i) each party to the Transaction Documents (other than the Colorado Guarantor) has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Transaction Documents and each of such other parties has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Transaction Documents against the Colorado Guarantor, (ii) each of such other parties has duly authorized, executed and delivered the Transaction Documents to which it is a party, (iii) each of such other parties is validly existing and in good standing in all necessary jurisdictions, (iv) each of the Transaction Documents constitutes a valid and legally binding obligation of such other parties thereto, enforceable against each of such other parties in accordance with its terms, (v) there has been no mutual mistake of fact or misunderstanding or fraud, duress or undue influence, in connection with the negotiation, execution or delivery of the Transaction Documents and the conduct of all parties to the each of the Transaction Documents has complied with any requirements of good faith, fair dealing and conscionability, and (vi) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of any of the Transaction Documents. We have also assumed the validity and constitutionality of each relevant statute, rule, regulation and agency action covered by this opinion letter.
     For purposes of the opinions set forth in paragraphs (e) and (f) below, we have made the further assumptions: (i) all orders, judgments, decrees, agreements and contracts would be enforced as written; (ii) that the Issuer and Colorado Guarantor will not in the future take any discretionary action (including a decision not to act) permitted under the Transaction Documents that would result in a violation of law or constitute a breach or default under any order, judgment, decree, agreement or contract; (iii) that the Issuer and the Colorado Guarantor will obtain all permits, consents and governmental approvals required in the future, and take all actions required, which are relevant to subsequent consummation of the transactions

J.P. Morgan Securities Inc. et. al
December 10, 2009

contemplated under the Transaction Documents or performance of the Transaction Documents; and (iv) that all parties to the Transaction Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Transaction Documents.
     The Opinions are based as to matters of law solely on applicable provisions of Colorado law, as currently in effect.
     Based upon, subject to and limited by the limitations and qualifications set forth in this opinion letter, we are of the opinion that:
     (a) The Colorado Guarantor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Colorado.
     (b) The Colorado Guarantor has the limited liability company power (i) to execute, deliver and perform it obligations under the Transaction Documents and (ii) to own, lease and operate its current properties and to conduct its business in as described in the Time of Sale Information and the Final Prospectus.
     (c) The Transaction Documents have been duly authorized, executed and delivered by the Colorado Guarantor.
     (d) The Colorado Guarantee has been duly authorized and executed by the Colorado Guarantor.
     (e) The execution, delivery and performance on the date hereof by the Colorado Guarantor of the Transaction Documents and the issuance and sale of the Colorado Guarantee do not violate (i) any Colorado statute or any rule or regulation that has been issued pursuant to any Colorado statute, (ii) the articles of organization or the limited liability company agreement of the Colorado Guarantor, as applicable, or (iii) to our knowledge, any court or administrative order, judgment or decree that names the Colorado Guarantor and is specifically directed to it or any of its property.
     (f) No approval or consent of, or registration or filing with any Colorado governmental agency is required to be obtained or made by the Colorado Guarantor under the Colorado Limited Liability Company Act, as amended, in connection with the execution, delivery and performance on the date hereof by the Colorado Guarantor of the Transaction Documents.
     In addition to the assumptions, qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (i) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing,

J.P. Morgan Securities Inc. et. al
December 10, 2009

reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).
     Nothing herein shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended.
     We express no opinion herein as to any other laws and regulations not specifically identified above (and in particular, we express no opinion as to any effect that such other laws and regulations may have on the Opinions). The opinions set forth in paragraphs (e) and (f) are based upon a review of only those laws and regulations that, in our experience, are generally recognized as applicable to transactions of the type contemplated in the Transaction Documents. We express no opinion herein as to federal or state securities, antitrust, unfair competition, banking, or tax laws or regulations or laws or regulations of any political subdivision below the state level.
     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the closing under the Agreement on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

Very truly yours, HOGAN & HARTSON L.L.P.

J.P. Morgan Securities Inc. et. al
December 10, 2009

SCHEDULE 1
1.	Executed copy of the Agreement.

2.	Executed copy of the Issuer’s automatic shelf registration statement on Form S-3 (333-152733) (as amended or supplemented, the “Registration Statement”) filed with the Securities and Exchange Commission on August 1, 2008, under the Securities Act of 1933, as amended.

3.	The Preliminary Prospectus Supplement, dated November 30, 2009.

4.	The Prospectus Supplement, dated December 3, 2009 (the “Final Prospectus”).

5.	A copy of the executed form of Notes.

6.	Executed copy of the Indenture.

7.	Executed copy of the Colorado Guarantee.

8.	The Articles of Organization of the Colorado Guarantor, as certified by the Secretary of State of the State of Colorado on November 25, 2009 and certified by the Secretary of the Colorado Guarantor on the date hereof as being complete, accurate and in effect.

9.	Certificate of Good Standing of the Colorado Guarantor issued by the Secretary of State of the State of Colorado dated December 8, 2009.

10.	The Limited Liability Company Agreement of the Colorado Guarantor, as certified by the Secretary of the Colorado Guarantor on the date hereof as being complete, accurate and in effect.

11.	That certain written consents of the Board of Managers of the Colorado Guarantor approving, among other things, the Agreement, the Indenture, the Colorado Guarantee, dated July 31, 2008 and December 2, 2009, as certified by the Secretary of the Colorado Guarantor on the date hereof as being complete, accurate and in effect.

Annex A-3
Form of Opinion of Venable LLP, Special Maryland Counsel to the Company

December 10, 2009
J.P. Morgan Securities Inc.,
   and the other Underwriters named in Schedule 1
   to the Underwriting Agreement referred to below
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017
Branch Banking & Trust Company, as Trustee
   under the Indenture referred to below
200 South College Street, 9th Floor
Charlotte, NC 28202-3214
Hanesbrands Inc.
1000 East Hanes Mill Road
Winston Salem, NC 27105
          Re:     Hanesbrands Inc.
Ladies and Gentlemen:
          We have served as Maryland counsel to Hanesbrands Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the sale and issuance by the Company to the Underwriters (as defined below) of $500,000,000 aggregate principal amount of Senior Notes due 2016 (the “Securities”) pursuant to that certain Underwriting Agreement, dated as of December 3, 2009 (the “Agreement”), between J.P. Morgan Securities Inc., as representative of the several underwriters named in Schedule 1 thereto (together, the “Underwriters”), the Company and the Guarantors named therein.
          This opinion is being delivered to you at the request of the Company in connection with Section 6(g) of the Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings given to them in the Agreement. This firm did not participate in the negotiation or drafting of the Agreement.
          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

J.P. Morgan Securities Inc.,
   and the other Underwriters named in Schedule 1
   to the Underwriting Agreement referred to below
Branch Banking & Trust Company, as Trustee
Hanesbrands Inc.
December 10, 2009

          1. The Registration Statement on Form S-3 (No. 333-152733) and all amendments thereto filed by the Company to date with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);
          2. The Prospectus, dated August 1, 2008 (the “Base Prospectus”), as supplemented by the Company’s preliminary prospectus supplement, dated as of November 30, 2009, filed by the Company pursuant to Rule 424(b) of the Commission, relating to the offering and sale of the Securities, as supplemented or amended by the Free Writing Prospectus listed on Annex B to the Underwriting Agreement (collectively, the “Time of Sale Information”);
          3. The Base Prospectus, as supplemented by a Prospectus Supplement, dated December 3, 2009, filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the 1933 Act (collectively, the “Prospectus”);
          4. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
          5. The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;
          6. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;
          7. The following documents (together, the “Note Documents”):
               (a) The Agreement;
               (b) The Indenture, dated as of August 1, 2008, among the Company, the guarantors named therein and Branch Banking & Trust Company, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture, dated December 10, 2009, by and between the Company, the guarantors named therein and the Trustee with respect to the Securities (as so supplemented, the “Indenture”); and
               (c) The Global Note evidencing the Securities;

J.P. Morgan Securities Inc.,
   and the other Underwriters named in Schedule 1
   to the Underwriting Agreement referred to below
Branch Banking & Trust Company, as Trustee
Hanesbrands Inc.
December 10, 2009

          8. Resolutions of the Board of Directors of the Company, or a duly authorized committee thereof, relating to, among other things, the execution and delivery by the Company of the Note Documents and the issuance of the Securities, certified as of the date hereof by an officer of the Company;
          9. A certificate executed by an officer of the Company, dated as of the date hereof, relating to certain factual matters; and
          10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
          In expressing the opinion set forth below, we have assumed the following:
          1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
          3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
          4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

J.P. Morgan Securities Inc.,
   and the other Underwriters named in Schedule 1
   to the Underwriting Agreement referred to below
Branch Banking & Trust Company, as Trustee
Hanesbrands Inc.
December 10, 2009

          The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services on behalf of the Company.
          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
          1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.
          2. The Company has the corporate power to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus under the caption “Description of Our Business” and to enter into and perform its obligations under the Note Documents, including the issuance of the Securities.
          3. The execution, delivery and performance of its obligations under the Note Documents have been duly authorized by all necessary corporate action of the Company. The Securities have been duly authorized by the Company for issuance and sale pursuant to the Agreement and the Indenture. The Note Documents have been duly executed and, so far as is known to us, delivered by the Company.
          4. The execution, delivery and performance by the Company of its obligations under the Note Documents and the consummation by the Company of the transactions contemplated thereby, including the sale and issuance of the Securities by the Company, do not and will not conflict with the Charter or Bylaws or with any judgment, ruling, decree or order known to us, or any statute, rule or regulation of any court or other government agency or body of the State of Maryland applicable to the Company. We call your attention to the fact that, in connection with the delivery of this opinion, we have not ordered or reviewed judgment, lien or any other searches of public or private records of the Company or its properties.
          The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. We note that each of the Note Documents provides that it shall be governed by the laws of the State of New York. To the extent that any matter as to which our opinion is expressed herein would be

J.P. Morgan Securities Inc.,
   and the other Underwriters named in Schedule 1
   to the Underwriting Agreement referred to below
Branch Banking & Trust Company, as Trustee
Hanesbrands Inc.
December 10, 2009

governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. Our opinion expressed in paragraph 4 above is based upon our consideration of only those judgments, rulings, decrees, orders, statutes, rules and regulations of any court or other government agency or body of the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type discussed in such paragraph. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.
          The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
          This opinion is being furnished to you solely for your benefit in connection with the Note Documents. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (except Kirkland & Ellis LLP, counsel to the Company, and Simpson Thacher & Bartlett LLP, counsel to the Underwriters, who may rely on this opinion as if it were addressed to them for the purpose of delivering their opinions of even date herewith pursuant to the Note Documents) without, in each instance, our prior written consent.
Very truly yours,
Venable LLP

Annex A-4
Form of Certificate of the Company’s General Counsel
     I, Joia M. Johnson, the duly appointed Executive Vice President, General Counsel, and Corporate Secretary of Hanesbrands Inc., a Maryland corporation (the “Company”), pursuant to Section 6(g) of the Underwriting Agreement dated December ___, 2009 (the “Underwriting Agreement”) among the Company, the guarantors named therein and J.P. Morgan Securities Inc. as representative (the “Representative”) of the several underwriters set forth on Schedule 1 thereto (the “Underwriters”), hereby certify, solely in my capacity as an officer of the Company (and not in my individual capacity), subject to the limitations set forth herein, that:
Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, I have no knowledge of any legal, governmental or regulatory actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under the Underwriting Agreement; and to my knowledge, no such actions, suits or proceedings are threatened by any governmental or regulatory authority or are threatened by others.
     For purposes of this certificate, my “knowledge” is based entirely on my conscious awareness as of the date hereof after consultation with those attorneys in my legal department and outside counsel whom I have deemed appropriate. I do not assume any obligation to update this certificate by reason of any fact about which I did not have knowledge as of the date hereof, or for any other reason. I have relied without independent verification upon factual information provided to me by the Company and my staff. I have assumed that there has been no relevant change between the dates as of which the information cited in the preceding sentence was given and the date of hereof. This certificate is furnished to the Underwriters pursuant to Section 6(g) of the Underwriting Agreement. Without my prior consent, this certificate may not be relied upon or furnished to any other person. All capitalized terms which are defined in the Underwriting Agreement and used but not otherwise defined herein shall have the meanings given in the Underwriting Agreement.

Annex B
Time of Sale Information
Term sheet in the form of Annex C hereto.

B-1

Annex C
Issuer Free Writing Prospectus Filed Pursuant to Rule 433
(Related to Preliminary Prospectus Supplement Dated November 30, 2009)
Registration No. 333-152733
December 3, 2009
Hanesbrands Inc.
Pricing Term Sheet
This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement, dated November 30, 2009. The information in this Pricing Term Sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement. Capitalized terms used in this Pricing Term Sheet but not defined have the meanings given them in the Preliminary Prospectus Supplement.

Issuer:	Hanesbrands Inc.
Size:	$500,000,000
Maturity:	December 15, 2016
Coupon:	8%
Price:	98.686% of face amount
Yield to maturity:	8.25%
Spread to Benchmark Treasury:	+541 basis points
Benchmark Treasury:	UST 4.625% due 11/15/2016
Interest Payment Dates:	December 15 and June 15, commencing June 15, 2010
Gross Proceeds:	$493,430,000
Net Proceeds to the Issuer (before expenses):	$482,180,000
Redemption Provisions:
First call date:	December 15, 2013
Make-whole call:	Before the first call date at a discount rate of Treasury plus 50 basis points
Redemption prices:
Commencing December 15, 2013: 104.000%
Commencing December 15, 2014: 102.000%
Commencing December 15, 2015: 100.000%
Redemption with proceeds of equity offering:	Prior to December 15, 2012, up to 35% may be redeemed at 108%
Change of control:	Put at 101% of principal plus accrued interest
Trade date:	December 3, 2009
Settlement:	T+5; December 10, 2009

C-1

Denominations:	$2,000 and integral multiples of $1,000
CUSIP/ISIN:	410345 AF9/US410345AF99
Form of Offering:	SEC Registered (Registration No. 333-152733)
Ratings:	Moody’s: B1[1]
S&P: B+[1]

Joint book-running managers:	J.P. Morgan Securities Inc.
Banc of America Securities LLC
HSBC Securities (USA) Inc.
Goldman, Sachs & Co.
Co-managers:	Barclays Capital Inc.
BB&T Capital Markets
PNC Capital Markets LLC
RBC Capital Markets Corporation

Additional information:	The closing of this offering is conditioned,
among other thing, on the Company having
entered, on or prior to the closing date of
this offering, into the New Senior Secured
Credit Facilities.

[1]	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus and prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting J.P. Morgan Securities Inc. at (800) 245-8812; Banc of America Securities LLC at (800) 294-1322; HSBC Securities (USA) Inc. at (866) 811-8049; or Goldman, Sachs & Co. at (866) 471-2526.

C-2